Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-128086, 333-64664, and 333-174369 and 333-251428) of our reports dated April 27, 2021, relating to the consolidated financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting of Ebix, Inc., appearing in this Annual Report on Form 10-K of Ebix, Inc. for the year ended December 31, 2020.

/s/ KG Somani &Co.
Chartered Accountants
ICAI FRN: 006591N

New Delhi, India
April 29, 2021